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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                        DATE OF REPORT - October 8, 2003
                        (Date of Earliest Event Reported)

                         MAGELLAN HEALTH SERVICES, INC.
                         ------------------------------
             (Exact name of registrant as specified in its charter)

                           Commission File No. 1-6639

             Delaware                                        58-1076937
             --------                                        ----------
     (State of Incorporation)                             (I.R.S. Employer
                                                        Identification No.)

           6950 Columbia Gateway Drive Suite 400
                 Columbia, Maryland                            21046
           --------------------------------------              -----
                (Address of principal                         Zip Code
                 executive offices)

       Registrant's telephone number, including area code: (410) 953-1000

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

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
ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

           On October 8, 2003, the Third Joint Amended Plan of Reorganization, as modified (the "Plan"), of Magellan Health Services, Inc. ("Magellan" or the "Company") and certain of its subsidiaries was confirmed by order of the United States Bankruptcy Court for the Southern District of New York (the "Court"). At a hearing by the Court on confirmation of the Plan held on October 8, 2003, the vote of the Company's creditors on acceptance of the Plan was reported. The plan was accepted by the favorable vote of all classes of the Company's creditors entitled to vote on the plan, as determined in accordance with the plan, other than the Company's senior secured creditors whose approval was not required for confirmation of the Plan. Magellan currently anticipates that the conditions to effectiveness of the plan will be satisfied and the plan will be substantially consummated in the current quarter. Magellan today issued the attached press release regarding the Court's confirmation of the Plan (attached hereto as Exhibit 2.1 hereto). Certain of the statements made in the press release, including those concerning the success of the company's reorganization plan, constitute forward looking statements as contemplated under the Private Securities Litigation Reform Act of 1995. These forward looking statements are subject to known and unknown uncertainties and risks which could cause actual results to differ materially from those contemplated or implied by such forward looking statements including: service issues arising with certain customers, terminations by customers, operating results or cash flows differing from those contemplated or implied by such forward looking statements, the impact of new or amended laws or regulations, governmental inquiries, outcome of ongoing litigation, interest rate increases, unanticipated increases in the costs of care and other factors. Any forward looking statements made in this release are also qualified in their entirety by these risks and the complete discussion of risks set forth under the caption "Cautionary Statements" in Magellan's Annual Report on Form 10-K/A for the year ended September 30, 2002 filed with the Securities and Exchange Commission on January 23, 2003.

           As previously disclosed, on March 11, 2003, Magellan and 88 of its subsidiaries (collectively, the "Debtors") filed voluntary petitions under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") in the Court. The chapter 11 cases were consolidated for procedural purposes only and have been jointly administered under case no. 03-40515 (PCB) pursuant to an order of the Court. The Debtors have remained in possession of their assets and properties, and have continued to operate their businesses and manage their properties as debtors-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

           Also as previously reported, on August 18, 2003, the Debtors received approval from the Court of the distribution to their creditors of a Disclosure Statement (the "Disclosure Statement") with respect to the Debtors' Third Joint Amended Plan of Reorganization, which the Debtors had previously filed with the Court with the approval of its Official Committee of Unsecured Creditors. A copy of the Third Joint Amended Plan of Reorganization is hereby incorporated by reference into this report from Exhibit 2(a) to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 filed with the SEC on August 19, 2003. On September 25, 2003 and October 8, 2003, the Debtors filed with the Court certain Modifications to the Debtors' Third Amended Joint Plan of Reorganization (the "Plan Modifications"). A copy of the Plan Modifications filed with the Court on September 25 and October 8, 2003 are attached hereto as Exhibits 2.2 and 2.3, respectively. The order of the Court confirming the Plan (the "Confirmation Order") contains certain provisions which affect or otherwise relate to the implementation of the Plan and a copy of the Confirmation Order is attached hereto as Exhibit 2.4.

           The following is a summary of the transactions, including modifications of the rights of the Company's existing securityholders, which are contemplated to occur either pursuant to or in connection with the implementation and consummation of the Plan. This summary only highlights certain of the substantive provisions of the Plan and is not intended to be a complete description of, and is not a substitute for a full and complete reading of, the Plan. This summary is qualified in its entirety by reference to the full text of the Plan, as it will be implemented pursuant to the Confirmation Order. Capitalized terms used but not defined in this report have the meanings set forth in the Plan.


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           Under the Plan, the Company and its subsidiaries will continue to conduct their current business in their current organizational form and with their current assets in all material respects (except for cash to be distributed under the Plan to creditors of the Company), but the Company will be recapitalized (as so recapitalized, "reorganized Magellan") as of the effective date of the Plan (the "Effective Date"). Both the existing indebtedness of the Company (i.e., secured bank loans, two classes of notes and general unsecured creditor claims) and the existing equity interests in the Company (approximately
35.3 million shares of a single class of Common Stock, $0.25 par value per share, and approximately 59,063 shares of Series A Redeemable Senior Preferred Stock, without par value) will be restructured pursuant to the Plan, as described below.

           Under the Plan, the Company's senior secured bank indebtedness, extended under a credit agreement dated February 12, 1998, as amended (the "Existing Credit Agreement"), and consisting of currently outstanding term loans of approximately $115.8 million and a revolving loan under which there are outstanding borrowings of $45.0 million and outstanding letters of credit of approximately $73.5 million, will be either repaid in full or repaid in part and restructured. If not repaid in full, this indebtedness will be repaid to the extent of $50.0 million and the remaining balance will be converted to secured term loans (and reimbursement obligations with respect to outstanding letters of credit and renewals thereof) having maturities through November 30, 2005 (the "New Facilities"). The New Facilities will bear interest at a rate equal to the prime rate plus 3.25 percent and the Company will pay letter of credit fees equal to 4.25 percent per annum plus a fronting fee of 0.125 percent per annum of the face amount of letters of credit. The Company will also pay the lenders a fee of one percent of the New Facilities on the Effective Date. The New Facilities will be guaranteed by substantially all of the subsidiaries of reorganized Magellan and will be secured by substantially all of the assets of reorganized Magellan and the subsidiary guarantors. However, the Company anticipates that the New Facilities will not be used and, instead, the indebtedness under its Existing Credit Agreement will be refinanced as described below.

           On August 1, 2003, the Company entered into a commitment letter with Deutsche Bank (the "DB Commitment Letter") to provide a credit facility (the "Exit Facility") that would provide $100.0 million in term loans, an $80.0 million letter of credit facility and a $50.0 million revolving credit facility. The interest rate on the Exit Facility would be lower than the rates of interest on the New Facilities. Borrowings under the Exit Facility would have a term of five years. The Exit Facility would be guaranteed by substantially all of the subsidiaries of reorganized Magellan and would be secured by substantially all of the assets of reorganized Magellan and the subsidiary guarantors. The proceeds of the Exit Facility, together with cash on hand, would be used to repay the obligations under the existing Credit Agreement, to pay fees and expenses related to the Debtors' chapter 11 cases, to make other cash payments contemplated by the Plan, and for general working capital purposes. The DB Commitment Letter is subject to a number of conditions, the satisfaction or waiver of which is necessary before Deutsche Bank is obligated to extend funds thereunder. There is no assurance that the Company will satisfy such conditions or have such conditions waived by the Effective Date and therefore no assurance that the Company will be able to borrow under the Exit Facility on the Effective Date, instead of making payment in respect of the Existing Credit Facility and entering into the New Facility as described above .


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
           Under the Plan, holders of the Company's currently outstanding 9-3/8% Senior Notes due 2007 in the approximate principal amount of $250.0 million (the "Senior Notes") will exchange their Senior Notes and all accrued and unpaid interest thereon for new unsecured notes (the "New Notes") of the Company and cash in an aggregate amount equal to the face amount of the Senior Notes plus the accrued and unpaid interest thereon. A copy of the form of Indenture with respect to which the New Notes may be issued under the Plan, between Magellan Health Services, Inc. and HSBC Bank or another indenture trustee, is hereby incorporated by reference into this report from Exhibit 99.3 to the Company's Current Report on Form 8-K dated September 29, 2003. The New Notes will contain terms substantially similar to the existing Senior Notes, will have a maturity of November 15, 2008 and an interest rate of 9-3/8% per annum. Holders of the Company's currently outstanding 9% Senior Subordinated Notes due 2008 in the approximate principal amount of $625.0 million (the "Senior Subordinated Notes") will be entitled to receive, in satisfaction of their claims, which include all accrued and unpaid interest, approximately 88% of the equity of the reorganized company (before giving effect to the Equity Offering and the Onex Investment, and the reservation of shares for issuance pursuant to the warrants and for management compensation purposes described below). Holders of general unsecured creditor claims (other than Senior Notes claims and Senior Subordinated Notes claims), which the Company estimates at approximately $75 million, subject to resolution of certain pending disputes) will receive, in satisfaction of their claims (including any unpaid interest accrued thereon) cash, shares of Ordinary Common Stock representing approximately 9% of reorganized Magellan's equity (before giving effect to the Equity Offering and the Onex Investment, and the reservation of shares for issuance pursuant to the warrants and for management compensation purposes described below), and New Notes, the portion of each to be determined in accordance with certain criteria set forth in the Plan. The Company expects that on the Effective Date it will issue New Notes in the aggregate principal amount of approximately $250 million. No interest payments have been, or (prior to the Effective Date) will be, made regarding the Senior Subordinated Notes, the Senior Notes or other general unsecured claims against the Company during the course of the Debtors' chapter 11 proceedings.

           Under the Plan, in summary, the currently outstanding shares of Common Stock of the Company will be cancelled and two classes of newly authorized shares of common stock will be issued, shares of Ordinary Common Stock, $0.01 par value per share ("Ordinary Common Stock"), and shares of Multiple and Variable Vote Restricted Convertible Common Stock, $0.01 par value per share ("Multi-Vote Common Stock"), including shares of Ordinary Common Stock to be issued to holders of the Senior Subordinated Notes and to holders of general unsecured creditor claims, as discussed above. In addition, certain shares of Ordinary Common Stock and warrants to purchase shares of Ordinary Common Stock will be issued under the Plan to holders of the Company's currently outstanding Common Stock and Series A Redeemable Preferred Stock.

           The Multi-Vote Common Stock and Ordinary Common Stock will have the same powers, privileges and rights, and each share will represent an equivalent interest in reorganized Magellan's equity, except that the shares of Multi-Vote Common Stock will have the number of votes from time to time sufficient so that all the outstanding shares of Multi-Vote Common Stock will have an equal number of votes as all the shares of Ordinary Common Stock, i.e., the Multi-Vote Common Stock will be entitled to exercise 50% of the voting power of all the common stock of reorganized Magellan, except as described below. The Multi-Vote Common Stock will be issued only to Onex and is transferable by Onex only to its affiliates; upon transfer to any other party it will automatically convert on a share-for-share basis into the Ordinary Common Stock. The Multi-Vote Securities will cease to have any special voting rights in the event the outstanding shares of Multi-Vote Common Stock ceases to represent a specified minimum percentage of the common equity of reorganized Magellan, as described below. The Multi-Vote


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
Common Stock and Ordinary Common Stock also differ in that each class has certain other voting rights and other special rights and privileges, including as described below.

           As part of the Plan, the Company has also offered to holders of its Senior Subordinated Notes and its general unsecured creditors and one holder of an administrative claim (the "Equity Offering") the opportunity to purchase on the Effective Date 2,631,579 shares of Ordinary Common Stock representing approximately 17.2 % of the equity of reorganized Magellan (taking into account the issuance of equity of reorganized Magellan to its creditors pursuant to the Plan as described above and giving effect to the Equity Offering and the Onex Investment but before giving affect to the reservation of shares for issuance pursuant to the warrants and for management compensation purposes as described below), at a price per share of $28.50, or a total price of $75 million. The Company has received a commitment from Onex Corporation, a Canadian corporation, to purchase on the same terms any shares in the Equity Offering not purchased by the creditors to whom it was offered. The Company has also received a commitment from Onex Corporation, for it or investment funds or other entities affiliated with it (collectively, "Onex"), to purchase on the Effective Date 2,631,579 shares of common stock, which will represent approximately 17.2% of the equity of reorganized Magellan on the Effective Date (taking in to account the issuance of equity of reorganized Magellan to its creditors pursuant to the Plan as described above and giving effect to the Equity Offering and such investment by Onex but before giving affect to the reservation of shares for issuance pursuant to the warrants and for management compensation purposes as described below), at a purchase price per share of $28.50 or at a total price of $75 million (the "Onex Investment"). In addition, Onex had committed to purchase additional shares of common stock at a purchase price of $22.50 per share to fund an offer made by the Company pursuant to the Plan to holders of its Subordinated Notes and other general unsecured creditors permitting them to elect to receive $22.50 in cash per share in lieu of all the shares of Ordinary Common Stock they would otherwise receive under the Plan (the "Cash-Out Election"), up to a total of $50 million and subject to pro ration if such election is oversubscribed. Any shares purchased by Onex, whether in the Equity Offering, pursuant to the Onex Investment or to fund the Cash-Out election, will be Multi-Vote Common Stock.

           The time period for creditors of the Company to elect to purchase shares of Ordinary Common Stock pursuant to the Equity Offering has expired and creditors have elected to purchase 2,222,182 shares out of the 2,631,579 shares offered. The time period for creditors to elect to participate in the Cash-Out Election has expired and the Company estimates that creditors have elected to receive cash payments for a total of 681,801 shares that would otherwise be issued to them under the Plan (requiring cash payments in an amount totaling $15,340,525 and thereby without a requirement for pro ration among electing holders). Based on these elections, the Company estimates Onex pursuant to its commitment will be obligated to purchase on the Effective Date approximately 409,397 shares of Multi-Vote Common Stock with respect to the unsubscribed portion o the Equity Offering, 2,631,579 shares of Multi-Vote Common Stock pursuant to the Onex Investment, and approximately 681,801 shares pursuant to funding the Cash-Out Election, for a total purchase of approximately 3,722,777 shares of Multi-Vote Common Stock by Onex, which on the Effective Date will represent approximately 24.7% of Reorganized Magellan's equity (without giving affect to the reservation of shares for issuance pursuant to the warrants and for management compensation purposes referred to below). Holders of Senior Subordinated Notes are expected to receive approximately 11,426,000 shares of Ordinary Common Stock in respect of their claims and subscriptions pursuant to the Equity Offering.

           Under the Plan, the existing Series A Redeemable Preferred Stock of the Company will be cancelled and the holders thereof will receive 198,548 shares of Ordinary Common Stock, representing approximately 1.3% of the equity of reorganized Magellan on the Effective Date (after giving effect to the issuance of such shares, the Equity Offering and the Onex Investment but without giving affect to the reservation of shares for issuance pursuant to the warrants and for management compensation purposes as referred to below), as well as warrants to purchase until the seventh anniversary of the Effective Date for $69.46 per share a like number of shares of Ordinary Common Stock. The existing common stock of the Company will also be cancelled and the holders thereof will receive 49,637 shares of Ordinary Common Stock, representing approximately 0.3% of the equity of reorganized Magellan on the Effective Date (after giving effect to the issuance of such shares, the Equity Offering and the Onex Investment but without giving affect to the reservation of shares for issuance pursuant to the warrants and for management compensation purposes referred to herein), which equals approximately 1 share of Ordinary Common Stock for every 712 shares of existing common stock, as well as warrants to purchase until the seventh anniversary of the Effective Date for $69.46 per share a like number of shares of Ordinary Common Stock. The form of warrant to be received by existing holders of the Company's Common Stock and Series A Redeemable Preferred Stock, and the related form of warrant agreement, was previously filed with the Court as an exhibit to the Plan and was filed as Exhibit 99.4 to the Company's Current Report on Form 8-K dated September 25, 2003. Pursuant to the Plan, all outstanding options and warrants to purchase existing common stock will be cancelled, and will not be replaced with options or warrants to purchase Ordinary Common Stock. No fractional shares or cash in lieu thereof will be issued or paid.

           As part of, and subject to, consummation of the Plan, Aetna Inc. ("Aetna") and Magellan have agreed to renew their behavioral health services contract. Under this agreement, the Company will continue to manage the behavioral health care of individuals covered by Aetna's healthcare programs through December 31, 2005, with an option for Aetna to either purchase the business or to extend the agreement at that time. Pursuant to the Plan, on the Effective Date, the Company will pay $15.0 million of its obligation to Aetna of $60.0 million plus accrued interest, and provide Aetna with an interest-bearing note (the "Aetna Note") for the balance, which would mature on December 31, 2005. The Aetna Note will be guaranteed by substantially all of the subsidiaries of reorganized Magellan and would be secured by a second lien on substantially all of the assets of reorganized Magellan and the subsidiary guarantors. Additionally, if this contract is extended by Aetna at its option through at least December 31, 2006, one-half of the Aetna Note would be payable on December 31, 2005, and the remainder would be payable on December 31, 2006. If Aetna opts to purchase the business, the purchase price could be offset against any amounts owing under the Aetna Note. The Court approved the renewal of the Aetna agreement on April 23, 2003. This agreement, the Second Amendment, dated as of


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
March 11, 2003 to the Master Service Agreement, dated as of August 5, 1997, by and among Aetna, Magellan Health Services, Inc. and Magellan's subsidiary Human Affairs International, as amended, is hereby incorporated by reference to
Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the SEC on March 12, 2003. In addition, Aetna will receive under the Plan an option to purchase, commencing on January 1, 2006 and not later than the fifth anniversary of the Effective Date 100,000 shares of Ordinary Common Stock at a purchase price of $24.10 per share. The form of the warrant to be received by Aetna, and the related form of warrant agreement, was previously filed with the Court as an exhibit to the Plan and was filed as Exhibit 99.7 to the Company's Current Report on Form 8-K dated September 25, 2003.

           Upon implementation of the Plan, the Company's certificate of incorporation and bylaws will be amended and restated. The total number of shares of capital stock which reorganized Magellan will have the authority to issue will be 70,000,000 shares, consisting of: (i) 40,000,000 shares of Ordinary Common Stock, (ii) 20,000,000 shares of Multi-Vote Common Stock and
(iii) 10,000,000 shares of preferred stock, issuable in the discretion of the Board of Directors in the manner provided by law in one or more series with such powers, privileges and rights as may be determined by the Board (except that no non-voting shares shall be issued). As of the Effective Time, the Board of Directors of reorganized Magellan will consist of nine members, including the Company's chief executive officer (Steven J. Shulman) and chief operating officer (Dr. Rene Lerer) and seven members selected by Onex and the Official Committee of Unsecured Creditors (Mark L. Hilson, Robert Haft, Christopher A. Govan, Robert M. LeBlanc, Michael P. Ressner, Michael Diament and Saul Burian). The terms of office of three of the members (Messrs. Haft, Govan and LeBlanc) will extend to the 2005 annual meeting of reorganized Magellan, the terms of office of two members (Messrs. Hilson and Lerer) will extend until the 2006 annual meeting and the terms of office of four members (Messrs. Shulman, Ressner, Diament and Burian) will extend until the 2007 annual meeting and in each case the term of their successors will extend for three years and until the election and qualification of their respective successors, or in any case their earlier death, incapacity, resignation or removal. Upon the expiration of their initial terms, the seats held by four of the initial directors (Messrs. Shulman, Hilson, Haft and Govan and their successors) will be filled by election by vote of the Multi-Vote Common Stock, voting as a separate class, three (Messrs. Ressner, Diament and Burian and their successors) will be filled by election by vote of the Ordinary Common Stock, voting as a separate class and two (Messrs. LeBlanc and Lerer and their successors) will be filled by election by vote of the Multi-Vote Common Stock and Ordinary Common Stock, voting together as though one class, in which vote the Multi-Vote Common Stock will be entitled to cast 50% of the entire vote. However, the special voting powers of the Multi-Vote Common Stock and Ordinary Common Stock will terminate at such time as there are no shares of Multi-Vote Common Stock and all the directors will be elected by vote of the common stockholders. Copies of the forms of Amended and Restated Certificate of Incorporation and Restated By-Laws of the Company are hereby incorporated by reference into this report from Exhibits 99.1 and 99.2, respectively, to the Company's Current Report on Form 8-K dated September 29, 2003.

           The Company's current senior executive officers (Steven J. Shulman, Dr. Rene Lerer and Mark S. Demilio) are expected to enter into employment agreements with reorganized Magellan on or about the Effective Date and to continue in their current positions upon consummation of the Plan. On October 8, 2003, the material terms of such agreements were filed with the Court as exhibits to the Plan and such filings are attached as Exhibits 2.5, 2.6 and 2.7 to this report. In general, the Company's other senior officers are expected to continue in the reorganized Magellan's employ in substantially the same positions. The form of employment agreement with reorganized Magellan to be entered into by the Company's other senior officers was previously filed with the Court as an exhibit to the Plan and was filed as Exhibit 99.10 to the Company's Current Report on Form 8-K dated September 25, 2003.

           The Plan also provides for the establishment of a Management Incentive Plan under which restricted stock awards, stock options and other equity incentives may be issued to members of the Company's management and other employees. A total of 2,693,499 shares of Ordinary Common Stock have been reserved for issuance pursuant to such plan over a period not to exceed ten years after the Effective Date. Pursuant to the Plan, restricted stock awards and other equity incentives covering a total of approximately 73,000 shares of Ordinary Common Stock are to be issued to executive officers of the Company on or about the Effective Date. The form of the Management Incentive Plan was previously filed with the Court as an exhibit to the Plan and was filed as
Exhibit 99.5 to the Company's Current Report on Form 8-K dated September 25,
2003.

           The existing common stock of the Company was previously registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), until its listing on the New York Stock Exchange was terminated on October 8, 2002. Pursuant to Rule 12g-2 promulgated under the Exchange Act, the existing common stock of the Company was deemed to be registered under Section 12(g) of the Exchange Act without the filing of an additional registration statement upon the termination of the listing of the existing common stock of the Company on the New York Stock Exchange and has remained so registered. On or as soon as practicable after the Effective Date, the Ordinary Common Stock of reorganized Magellan will be registered under
Section 12(g) of the Exchange Act. As the existing common stock of the Company will be cancelled, it will cease to be registered.

           Information regarding the assets and liabilities of the Debtors as of August 31, 2003 is hereby incorporated by reference into this report from the Company's monthly operating report to the Court attached as Exhibit 99.1 to the Company's Current Report on Form 8-K filed with the SEC on October 3, 2003. The Company's assets and liabilities as of the date the confirmation order was issued were not materially different. The Company's cash assets upon consummation of the Plan will differ materially by reason of the cash payments to be made under the Plan, the issuance of equity pursuant to the Equity Offering and the Onex Investment and the borrowings the Company expects to make under the Exit Facility, as described above, and the Company's liabilities will differ materially by reason of the discharge of liabilities provided by the Plan and the new obligations undertaken by the Company in implementation of the Plan as described above. On or near the Effective Date, the Company will adopt "fresh start accounting" with respect to its financial reports, which requires the Company to restate all assets and liabilities to their fair values based upon the provisions of the Plan and certain valuations which the Company will make in connection with the implementation of the Plan. The Company has not yet determined the impact of fresh start accounting on the historical consolidated financial statements.


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
ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)        Financial Statements

           Not applicable.

(b)        Pro Forma Financial Information

           Not applicable

(c) Exhibits.

        Exhibit No.                          Description
        -----------                          -----------

           2.1 Press Release issued October 8, 2003 by Magellan Health Services, Inc.

           2.2 Modifications to Debtors' Third Joint Amended Plan of Reorganization under Chapter 11 of the Bankruptcy Code, as filed with the U.S. Bankruptcy Court for the Southern District of New York on September 25, 2003 (incorporated by reference to
                              Exhibit 99.2 to the Company's Current Report on Form 8-K dated September 29, 2003).

           2.3 Modifications to Debtors' Third Joint Amended Plan of Reorganization under Chapter 11 of the Bankruptcy Code, as filed with the U.S. Bankruptcy Court for the Southern District of New York on October 8, 2003.

           2.4 Order Confirming Debtors' Third Joint Amended Plan of Reorganization, as Modified, Pursuant to Chapter 11 of the Bankruptcy Code, , as filed with the U.S. Bankruptcy Court for the Southern District of New York on October 8, 2003.

           2.5 Term sheet related to the Employment Agreement for Steven J. Shulman, as filed with the U.S. Bankruptcy Court for the Southern District of New York on October 8, 2003.

           2.6 Term sheet related to the Employment Agreement for Dr. Rene Lerer, as filed with the U.S. Bankruptcy Court for the Southern District of New York on October 8, 2003.

           2.7 Term sheet related to the Employment Agreement for Mark S. Demilio, as filed with the U.S. Bankruptcy Court for the Southern District of New York on October 8, 2003.


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
                                   SIGNATURES
                                   ----------

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     MAGELLAN HEALTH SERVICES, INC.



                                      By:  /s/ Mark S. Demilio
                                          --------------------------------------
                                          Name:   Mark S. Demilio
                                          Title:  Executive Vice President and
                                                  Chief Financial Officer




Dated:  October 9, 2003

                                  EXHIBIT INDEX



       Exhibit No.                             Description
       -----------                             -----------

           2.1 Press Release issued October 8, 2003 by Magellan Health Services, Inc.

           2.2 Modifications to Debtors' Third Joint Amended Plan of Reorganization under Chapter 11 of the Bankruptcy Code, as filed with the U.S. Bankruptcy Court for the Southern District of New York on September 25, 2003 (incorporated by reference to
                              Exhibit 99.2 to the Company's current report on Form 8-K dated September 29, 2003).

           2.3 Modifications to Debtors' Third Joint Amended Plan of Reorganization under Chapter 11 of the Bankruptcy Code, as filed with the U.S. Bankruptcy Court for the Southern District of New York on October 8, 2003.

           2.4 Order Confirming Debtors' Third Joint Amended Plan of Reorganization, as Modified, Pursuant to Chapter 11 of the Bankruptcy Code, , as filed with the U.S. Bankruptcy Court for the Southern District of New York on October 8, 2003.

           2.5 Term sheet related to the Employment Agreement for Steven J. Shulman, as filed with the U.S. Bankruptcy Court for the Southern District of New York on October 8, 2003.

           2.6 Term sheet related to the Employment Agreement for Dr. Rene Lerer, as filed with the U.S. Bankruptcy Court for the Southern District of New York on October 8, 2003.

           2.7 Term sheet related to the Employment Agreement for Mark S. Demilio, as filed with the U.S. Bankruptcy Court for the Southern District of New York on October 8, 2003.



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